UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 4, 2007, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., closed on the purchase of a limited liability company, Sunbelt-CTR, L.L.C., which owns a hotel located in Trussville, Alabama. Under the master purchase contract and the separate purchase contract, our purchasing subsidiary became the sole member of the limited liability company. The hotel acquired by our purchasing subsidiary is a Courtyard by Marriott® containing 84 guest rooms. The purchase price for the hotel was $9,510,104. The previous owners of the limited liability company are related to each other but have no material relationship with us or our subsidiaries, other than through the master purchase contract and the purchase contract.

The purchase price under the purchase contract was funded by the Company’s cash on hand.

Additional information regarding the master purchase contract, the purchase contract and the purchased hotel is set forth in our Form 8-K dated September 27, 2006 and filed with the Securities and Exchange Commission on September 29, 2006, which is incorporated herein by reference. This was the last of three hotels purchased under the master purchase contract.

Any and all brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

October 9, 2007